       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 1999
                                                   REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                     AVIRON
             (Exact name of Registrant as specified in its charter)

              Delaware                                       77-0309686
    (State or other jurisdiction                          (I.R.S. Employer
 of incorporation or organization)                     Identification Number)

    297 North Bernardo Avenue, Mountain View, CA 94043 Phone: (650) 919-6500 (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                 --------------

                     1999 NON-OFFICER EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                 --------------

                             J. LEIGHTON READ, M.D.
                Chief Executive Officer and Chairman of the Board
                                     AVIRON
                            297 North Bernardo Avenue
                             Mountain View, CA 94043
                              Phone: (650) 919-6500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------

                                   Copies to:

                            Alan C. Mendelson, Esq.
                             Robert J. Brigham, Esq.
                               COOLEY GODWARD LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                            Palo Alto, CA 94306-2155
                                 (650) 843-5000

                                 --------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                    Proposed Maximum      Proposed Maximum
 Title of Securities             Amount to be           Offering             Aggregate             Amount of
   to be Registered               Registered       Price per Share (1)   Offering Price (1)    Registration Fee
---------------------------------------------------------------------------------------------------------------
  Common Stock, par value      1,900,000 shares      See Notes to            $32,717,553           $9,096
     $ .001 per share                                Calculation of
                                                     Registration Fee
===============================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to outstanding options granted by Aviron under the 1999 Non-Officer Equity Incentive Plan, and
        (b) the average of the high and the low prices of Aviron's Common Stock as reported on the Nasdaq National Market on November 18, 1999, for shares reserved for the future issuance pursuant to the 1999 Non-Officer Equity Incentive Plan pursuant to Rule 457(c) under the Securities Act.

                    NOTES TO CALCULATION OF REGISTRATION FEE

The chart below detail the calculations of the registration fee:


                                                                    Offering     Aggregate
                                                      Number of     Price Per    Offering
                                                      Shares        Share        Price
                                                      ---------     ---------    -----------
Shares issuable pursuant to outstanding options         323,100     $24.3930     $ 7,881,378
under the 1999 Non-Officer Equity Incentive Plan

Shares reserved for future issuance pursuant to the   1,576,900     $  15.75     $24,836,175
1999 Non-Officer Equity Incentive Plan

Registration Fee                                                                 $     9,096

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by Aviron (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a) The Company's Report on Form 10-K405 for the fiscal year ended December 31, 1998, (File No. 0-20815), filed on or about March 31, 1999, including all material incorporated by reference to date.

        (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, (File No. 0-20815), filed on or about May 13, 1999 including all material incorporated by reference to therein.

        (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, (File No. 0-20815), filed on or about August 13, 1999 including all material incorporated by reference to therein.

        (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, (File No. 0-20815), filed on or about November 15, 1999 including all material incorporated by reference to therein.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                            DESCRIPTION OF SECURITIES

        Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by its counsel, Cooley Godward LLP. As of the date of this Registration Statement Cooley Godward LLP possessed a warrant for 16,666 shares of the Company's Common Stock and certain attorneys at Cooley Godward LLP who have performed services for the Company owned an aggregate of 2,107 shares of Common Stock.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law, Aviron has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1993.

        Aviron's certificate of incorporation and by-laws include provisions to
(i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by
Section 102(b)(7) of the General Corporation Law of Delaware and (ii) require Aviron to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Aviron believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the directors' duty of loyalty to Aviron, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interest of Aviron or its stockholders, for any transaction from which the director derived an improper personal


                                       1.

benefit, for acts or omissions involving a reckless disregard for the directors' duty to Aviron or its stockholders when the director was aware or should have been aware of a risk of serious injury to Aviron or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Aviron or its stockholders, for improper transactions between the director and Aviron and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

        The Company has entered into indemnity agreements with each of its directors and executive officers that require Aviron to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of Aviron or any of its affiliated enterprises, provided such person acted in good faith and in a manner such persons reasonably believed to be in, or not opposed to, the best interests of Aviron and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.

        At present, there is no pending litigation or proceeding involving a Director or officer of Aviron as to which indemnification is being sought.

        Aviron has an insurance policy covering the officers and directors of Aviron with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

                       EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

                                    EXHIBITS

 EXHIBIT
 NUMBER

    4.1*    Amended and Restated Certificate of Incorporation of the Company

    4.2*    Bylaws of the Company

    5.1     Opinion of Cooley Godward LLP

    23.1    Consent of Ernst & Young LLP, Independent Auditors

    23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

    24      Power of Attorney is contained on the signature pages.

    99.1    1999 Non-Officer Equity Incentive Plan of the Company

    99.2    Form of Stock Option Agreement under the 1999 Non-Officer Equity
            Incentive Plan of the Company

    99.3    Form of Stock Option Grant Notice under the 1999 Non-Officer
            Equity Incentive Plan of the Company 99.4 Form of Notice of
            Exercise under the 1999 Non-Officer Equity Incentive Plan of the
            Company

    99.4 Form of Notice of Exercise under the 1999 Non-Officer Equity Plan of the Company

    *       Documents incorporated by reference from the Company's Quarterly
            Report on Form 10-Q, File No. 0-20815, for the quarter ended
            September 30, 1996, filed December 20, 1996.


                                       2.

                                  UNDERTAKINGS

1.      The undersigned company hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
        Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       3.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on November 24, 1999.

                                       AVIRON

                                       By: /s/ J. LEIGHTON READ, M.D.
                                           ------------------------------------
                                           J. Leighton Read, M.D.
                                           Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Leighton Read, M.D. and Fred Kurland, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                   TITLE                           DATE

/s/  J. LEIGHTON READ, M.D.                Chairman, and Chief Executive         November 24, 1999
-----------------------------              Officer (Principal Executive
    J. LEIGHTON READ, M.D.                 Officer)


/s/  FRED KURLAND                          Senior Vice President and             November 24, 1999
-----------------------------              Chief Financial Officer
         FRED KURLAND                      (Principal Financial and
                                           Accounting Officer)



/s/  PAUL H. KLINGENSTEIN                  Director                              November 24, 1999
-----------------------------
     PAUL H. KLINGENSTEIN

/s/ JANE E. SHAW, PH. D.                   Director                              November 24, 1999
-----------------------------
     JANE E. SHAW, PH. D.

/s/ REID W. DENNIS                         Director                              November 24, 1999
-----------------------------
        REID W. DENNIS

/s/ BERNARD ROIZMAN, SC. D.                Director                              November 24, 1999
-----------------------------
   BERNARD ROIZMAN, SC. D.


                                       4.

                                  EXHIBIT INDEX

 EXHIBIT
 NUMBER                            DESCRIPTION
    4.1*    Amended and Restated Certificate of Incorporation of the Company

    4.2*    Bylaws of the Company

    5.1     Opinion of Cooley Godward LLP

    23.1    Consent of Ernst & Young LLP, Independent Auditors

    23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

    24      Power of Attorney is contained on the signature pages.

    99.1    1999 Non-Officer Equity Incentive Plan of the Company

    99.2    Form of Stock Option Agreement under the 1999 Non-Officer Equity
            Incentive Plan of the Company

    99.3    Form of Stock Option Grant Notice under the 1999 Non-Officer
            Equity Incentive Plan of the Company

    99.4    Form of Notice of Exercise under the 1999 Non-Officer Equity
            Incentive Plan of the
            Company

    *       Documents incorporated by reference from the Company's Quarterly
            Report on Form 10-Q, File No. 0-20815, for the quarter ended
            September 30, 1996, filed December 20, 1996.


                                       5.